Exhibit 99.1

SUBSCRIPTION AGREEMENT

Sontera Design Inc.
1702 - 45 Kingsbridge Garden Circle
Mississaugua, Ontario
Canada L5R 3K4

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________  ______________________________________________ (__________) shares of Common Stock of Sontera Design Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. John Camilleri solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Camilleri.

MAKE CHECK PAYABLE TO: SONTERA DESIGN INC.

Executed this _____ day of  ___________________, 2008.

Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

		X $0.10	= US$___________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: _____________	Check #: _______________	Other: ___________________________________________

SONTERA DESIGN INC.
By: ________________________________________
Title: _______________________________________